                                                                  Exhibit 11.(b)

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                -----------------------------------------------
                                  (unaudited)

                                  Six Months Ended June 30
                                  -------------------------
                                      1995         1994
                                  ------------  -----------

Net earnings                      $112,441,000  $82,718,000
                                  ============  ===========

Weighted average number of
  common and common equivalent
  shares outstanding:
    Weighted average common
      shares outstanding            68,155,679   67,317,267
    Dilutive effect of stock
      options after application
      of treasury-stock method       1,793,633    1,930,138
                                  ------------  -----------
                                    69,949,312   69,247,405
                                  ============  ===========

Earnings per share                $       1.61  $      1.19
                                  ============  ===========


                                  Three Months Ended June 30
                                  --------------------------
                                      1995         1994
                                  ------------  -----------

Net earnings                      $ 61,712,000  $44,226,000
                                  ============  ===========

Weighted average number of
  common and common equivalent
  shares outstanding:
    Weighted average common
      shares outstanding            68,356,714   67,434,077
    Dilutive effect of stock
      options after application
      of treasury-stock method       1,688,903    1,957,967
                                  ------------  -----------
                                    70,045,617   69,392,044
                                  ============  ===========

Earnings per share                $        .88  $       .64
                                  ============  ===========



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